Exhibit (j)

                                     Consent of Independent Auditors


We consent to the reference to our firm under the caption "Independent Auditors" in the Prospectus and Statement of Additional Information and to the use of our report dated February 24, 1999 (except for Note 4, as to which the date is March 18, 1999) in Post-Effective Amendment No. 2 to the Registration Statement on Form N-1A (File No. 333-45293) and related Prospectus of Sage Life Investment Trust.




                                                         /s/ Ernst & Young LLP
                                                             Ernst & Young, LLP

Stamford, Connecticut
April 28, 1999